                                                                    EXHIBIT 3.01

                           CERTIFICATE OF AMENDMENT
                      OF THE SECOND AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                                VERISIGN, INC.


          VeriSign, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), whose original
                                               -----------
Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on April 12, 1995 under the name of Digital Certificates International, Inc., and subsequently amended and restated on November 14, 1996, does hereby certify:

          The following resolutions amending the Corporation's Second Amended and Restated Certificate of Incorporation, approved by the Corporation's Board of Directors and Stockholders, were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, including written consent of the Stockholders of the Corporation and written notice to the non-consenting Stockholders of the Corporation in accordance with the provisions of Section 228 of the Delaware General Corporation Law:

     RESOLVED, that Subsection 5.9.2.1.1(B) of Article Four of the Second Amended and Restated Certificate of Incorporation of this Corporation be amended and restated to read as follows:

          (B) to officers, directors or employees of, or consultants or vendors to, the Company pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors, but not exceeding 5,045,000 shares of Common Stock (net of any repurchases of such shares or cancellations or expirations of options), subject to adjustment for all stock dividends, subdivisions and combinations;

Certificate of Amendment of the
Second Amended and Restated Certificate
of Incorporation of VeriSign, Inc.
Page 2

          IN WITNESS WHEREOF, Verisign, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 18th day of November, 1997.

                                        VERISIGN, INC.

                                        /s/ Stratton Sclavos
                                        -----------------------------------
                                        Stratton Sclavos, President


Attest:

/s/ Timothy Tomlinson
-----------------------------
Timothy Tomlinson, Secretary

                                    SECOND
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 VERISIGN, INC.
                             a Delaware corporation



  ONE:  The name of the corporation is VeriSign, Inc.

  TWO: The address of the corporation's registered office in the State of Delaware is 1050 S. State Street, in the City of Dover, in the County of Kent. The registered agent in charge thereof is CorpAmerica, Inc., 1050 S. State Street, Dover, Delaware 19901.

  THREE: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

  FOUR: The aggregate number of shares which the corporation shall have authority to issue is Thirty-One Million Eight Hundred Seventy-Five Thousand (31,875,000) consisting of (i) Twenty-One Million Five Hundred Ninety-Two Thousand One Hundred Seventeen (21,592,117) shares of Common Stock, One-Tenth of One Cent ($0.001) par value per share (the "COMMON STOCK"), and (ii) Four
                                            ------------
Million Three Hundred Six Thousand Eight Hundred Eighty Three (4,306,883) shares of Series A Convertible Preferred Stock, One-Tenth of One Cent ($0.001) par value per share (the "SERIES A PREFERRED STOCK"), Two Million One Hundred One
                      ------------------------
Thousand (2,101,000) shares of Series B Convertible Preferred Stock, One-Tenth of One Cent ($0.001) par value per share (the "SERIES B PREFERRED STOCK") and
                                               ------------------------
Three Million Eight Hundred Seventy-Five Thousand (3,875,000) shares of the Series C Convertible Preferred Stock, One-Tenth of One Cent ($0.001) par value per share (the "SERIES C PREFERRED STOCK"). A statement of the designations,
                ------------------------
powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock is as follows:

  1.   DEFINITIONS.  For purposes of this Article Four, the following
       -----------
terms shall have the following definitions:

       1.1 "ACQUISITION" shall mean any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the stockholders of the

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 2

Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the surviving corporation's or its parent corporation's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred with the same result.

       1.2 "ASSET SALE" shall mean a sale, lease or other disposition of all or substantially all of the assets of the Company.

       1.3   "BOARD" shall mean the Board of Directors of the Company.

       1.4   "COMPANY" shall mean this corporation.

       1.5 "PREFERRED STOCK" shall refer to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

       1.6 "SUBSIDIARY" shall mean any corporation at least fifty percent (50%) of whose outstanding voting stock shall at the time be owned, directly or indirectly, by the Company or by one or more such subsidiaries.

       1.7 "CONVERSION PRICE" shall mean One Dollar and Twenty Cents ($1.20) with respect to the Series A Preferred Stock, as adjusted herein, Two Dollars and Forty-Five Cents ($2.45) with respect to the Series B Preferred Stock, as adjusted herein, and Eight Dollars ($8.00) with respect to the Series C Preferred Stock, as adjusted herein.

       1.8 "ORIGINAL ISSUE DATE" shall mean (i) with respect to the Series A Preferred Stock the date the first share of Series A Preferred Stock is issued,
(ii) with respect to the Series B Preferred Stock the date the first share of Series B Preferred Stock is issued and (iii) with respect to the Series C Preferred Stock the date the first share of Series C Preferred Stock is issued.

       1.9 "CAPITAL STOCK" shall mean all issued and outstanding shares of Preferred Stock and Common Stock.

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 3

  2.   DIVIDEND AND DISTRIBUTIONS.
       --------------------------

       2.1 The holders of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive, when and as declared by the Board, out of any funds legally available therefor, dividends at the rate of Ten Cents ($0.10) per share of Series A Preferred Stock per annum, Twenty Cents ($0.20) per share of Series B Preferred Stock per annum and Sixty-Four Cents ($0.64) per share of Series C Preferred Stock per annum, (subject in all cases to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations). Such dividends shall not be cumulative. No cash dividend shall be declared or paid with respect to the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock unless at the same time a like proportionate cash dividend for the same dividend period, ratably in proportion to the respective annual dividend rates set forth above, is declared and paid with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock .

       2.2 Unless full dividends on the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock for the then current fiscal year shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made on the Common Stock or pursuant to Section 2.3 below, and (ii) no shares of Common Stock or Preferred Stock shall be purchased, redeemed or acquired by the Company and no moneys shall be paid into or set aside, or made available for a sinking fund, for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers, employees or consultants of the Company or of any Subsidiary pursuant to agreements under which the Company has the option, but not the obligation, to repurchase such shares upon the occurrence of certain events, including the termination of employment.

       2.3 The holders of the outstanding shares of Common Stock and Preferred Stock shall at all times be treated as a single class with respect to dividends and distributions (excluding dividends in or distributions

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 4

of shares of Common Stock, but including, dividends or distributions of other securities of the Company), other than those set forth in Sections 2.1 and 2.2 hereof, and, provided the conditions in Section 2.2 hereof are satisfied, such single class, in addition to the dividends payable to the Preferred Stock pursuant to Section 2.1, shall be entitled to dividends when, as and if declared by the Board, out of any funds legally available therefor; provided, however, that each share of Preferred Stock shall be entitled to dividends and distributions equal to the aggregate amount of such dividends and distributions which the holder of that number of shares of Common Stock into which such shares of the Preferred Stock may be converted (on the record date fixed for determining payment of such dividend or distribution) shall be entitled to receive.

  3.   LIQUIDATION.
       -----------

       3.1 In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings, an amount equal to the following for each share of Series C Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations): (i) $8.00 per share if the aggregate amount available for distribution to all shares of Capital Stock is equal to $16.00 or less per share calculated assuming the Preferred Stock has been converted into Common Stock; (ii) $4.00 per share if the aggregate amount available for distribution to all shares of Capital Stock is greater than $16.00 but less than or equal to $24.00 per share calculated assuming the Preferred Stock has been converted into Common Stock; (iii) $0.00 if the aggregate amount available for distribution to all shares of Capital Stock is in excess of $24.00 per share calculated assuming the Preferred Stock has been converted into Common Stock; an amount equal to the following for each share of Series B Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations): (i) $2.40 per

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 5

share if the aggregate amount available for distribution to all shares of Capital Stock is equal to $4.80 or less per share calculated assuming the Preferred Stock has been converted into Common Stock; (ii) $1.20 per share if the aggregate amount available for distribution to all shares of Capital Stock is greater than $4.80 but less than or equal to $7.20 per share calculated assuming the Preferred Stock has been converted into Common Stock; (iii) $0.00 if the aggregate amount available for distribution to all shares of Capital Stock is in excess of $7.20 per share calculated assuming the Preferred Stock has been converted into Common Stock; and an amount equal to the following for each share of Series A Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations or other recapitalizations): (i) $1.20 per share if the aggregate amount available for distribution to all shares of Capital Stock is equal to $2.40 or less per share calculated assuming the Preferred Stock has been converted into Common Stock; (ii) $0.60 per share if the aggregate amount available for distribution to all shares of Capital Stock is greater than $2.40 but less than or equal to $3.60 per share calculated assuming the Preferred Stock has been converted into Common Stock; (iii) $0.00 if the aggregate amount available for distribution to all shares of Capital Stock is in excess of $3.60 per share calculated assuming the Preferred Stock has been converted into Common Stock. In addition to the amounts set forth in the preceding sentence, the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding shall be entitled to be paid an amount equal to all declared and unpaid dividends thereon to and including the date full payment shall be tendered to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock with respect to such liquidation, dissolution or winding up. If the assets to be distributed to the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be insufficient to permit the payment to such stockholders of the full preferential amounts as set forth above, then all of the assets of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in proportion to the aggregate

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 6

liquidation preferences of the respective series, and ratably among the holders of such series in proportion to the amount of such stock owned by each such holder.

       3.2 After the payment or distribution to the holders of the Preferred Stock of the full amounts as forth in Section 3.1, the holders of the Preferred Stock and Common Stock then outstanding, as a single class, shall be entitled pro rata, based on the number of shares outstanding, to all the remaining assets of the Company; provided, however, that each share of Preferred Stock shall be entitled to receive amounts equal to the aggregate amount of assets which the holder would have been entitled had the Preferred Stock been converted into Common Stock (on the date fixed for determining distribution of such assets).

       3.3 An Acquisition or an Asset Sale shall be considered a liquidation under this Section 3. The provisions of this Section 3.3 may be waived by the approval by vote or written consent of the holders of at least a majority of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock then outstanding, voting together as a single class on an as converted basis.

  4    VOTING RIGHTS.  Except as otherwise expressly provided herein or as
       -------------
required by law, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock shall be entitled to vote on all matters. Each share of Common Stock shall be entitled to one vote and each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, may be converted as of the close of business on the record date fixed for the meeting of the stockholders of the Company or the effective date of any written consent of the stockholders of the Company (with any fractional share determined on an aggregate basis for each holder being rounded up to the next whole share). Except as otherwise expressly provided herein or as required by law, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock shall vote together as a single class on an as converted basis.

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 7

  5    CONVERSION.  The holders of the Series A Preferred Stock, Series B
       ----------
Preferred Stock and Series C Preferred Stock shall have the following conversion rights (the "CONVERSION RIGHTS").
             -----------------

       5.1   RIGHT TO CONVERT.  Each share of the Series A Preferred Stock,
             ----------------
Series B Preferred Stock and Series C Preferred Stock shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, into that number of fully paid and nonassessable shares of Common Stock (or other securities or property pursuant to Sections 5.6 or 5.7 below) which shall result from dividing (i) One Dollar and Twenty Cents ($1.20) for each share of Series A Preferred Stock, (ii) Two Dollars and Forty-Five Cents ($2.45) for each share of Series B Preferred Stock and (iii) Eight Dollars ($8.00) for each share of Series C Preferred Stock by the Conversion Price at the time in effect with respect to such series.

     5.2     AUTOMATIC CONVERSION.
             --------------------

             5.2.1 Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall automatically be converted into that number of fully paid and non-assessable shares of Common Stock (or other securities or property pursuant to Sections 5.6 or 5.7 below) which shall result from dividing (i) One Dollar and Twenty Cents ($1.20) for each share of Series A Preferred Stock, (ii) Two Dollars and Forty-Five Cents ($2.45) for each share of Series B Preferred Stock and (iii) Eight Dollars ($8.00) for each share of Series C Preferred Stock by the Conversion Price then in effect with respect to such series immediately upon the earlier of: (i) the date of effectiveness of a registration statement under the Securities Act of 1933, as amended, or any successor statute, for a firmly underwritten offering of Common Stock which will provide proceeds to the Company of Fifteen Million Dollars ($15,000,000) or more and which has a per share price of not less than Nine Dollars ($9.00) (appropriately adjusted for stock splits, stock dividends and share combinations after the date of incorporation of the Company), or (ii) the date of approval of such conversion, by vote or written consent, of the holders of sixty-six and two-thirds percent (66-2/3%) of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding, voting together as a single class on an as converted basis.

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 8

             5.2.2 Upon the occurrence of any event specified in Section 5.2.1, the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of occurrence of the event causing automatic conversion and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time on such date unless the transfer books of the Company are closed on such date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price with respect to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be that in effect on such prior time and date.

             5.2.3 Upon the automatic conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock , the holders of such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall surrender the certificates representing such shares, duly endorsed, at the office of the Company or of any transfer agent for the particular series of Preferred Stock, or shall notify the Company or transfer agent that such certificates have been lost, stolen or destroyed and shall execute an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Thereupon, the Company shall promptly issue and deliver at such office to such holder of Series A Preferred Stock and/or Series B Preferred Stock and/or Series C Preferred Stock new certificates for the number of shares of Common Stock to which such holder is entitled. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 9

conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

       5.3   MECHANICS OF VOLUNTARY CONVERSION.
             ---------------------------------

             5.3.1 Before any holder of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled voluntarily to convert the same into shares of Common Stock, such holder shall surrender the certificates representing such shares, duly endorsed, at the office of the Company or of any transfer agent for the particular series of Preferred Stock, or shall notify the Company or transfer agent that such certificates have been lost, stolen or destroyed and shall execute an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith, and shall give written notice to the Company at such office that such holder elects to convert the same, stating therein the number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder of Series A Preferred Stock and/or Series B Preferred Stock and/or Series C Preferred Stock new certificates for the number of shares of Common Stock to which such holder shall be entitled.

             5.3.2 Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to be converted, or delivery of the above-described notification and indemnity, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time on such date, unless the transfer books of the Company are closed on such date, in which event such person or persons shall be deemed to have become a stockholder or stockholders of record on the next succeeding date on which the transfer books are open, but the Conversion Price with respect to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be that in effect on such prior time and date. Upon conversion of only a

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 10

portion of the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock as the case may be, representing the unconverted portion of the certificate so surrendered.

       5.4   DIVIDEND PAYMENT UPON CONVERSION.  Upon any conversion of shares
             --------------------------------
of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock into shares of Common Stock, the Company shall pay all declared, but unpaid, dividends on the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, being converted; provided, however, that if the Company shall be prohibited by law from making all such payments in cash, the Company shall, in lieu of making a full cash payment of all such accrued and unpaid dividends, make payment thereof in cash to the extent permitted by law and shall pay the balance in whole shares of Common Stock, valued at the Conversion Price then in effect with respect to the particular series of Preferred Stock being converted, plus cash in lieu of any fractional share.

       5.5   ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS.  If the Company
             --------------------------------------------
shall at any time effect a subdivision of the outstanding shares of Common Stock (or other securities into which the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock may be converted), then, and in each such case, the Conversion Price as in effect immediately before such subdivision with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be proportionately decreased and, conversely, if the Company shall at any time combine the outstanding shares of Common Stock (or other securities into which the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock may be converted), then, and in each such case, the Conversion Price with respect to the Series A Preferred Stock, the

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 11

Series B Preferred Stock and the Series C Preferred Stock as in effect immediately before such combination shall be proportionately increased.

       5.6   ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION.  If
             ----------------------------------------------------------
the Common Stock (or other securities into which the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock may be converted) shall at any time be reclassified or otherwise changed, whether by reorganization, reclassification or otherwise (other than by a merger, consolidation or sale of assets described in Section 5.7), then, and in each such event, each share of Series A Preferred Stock, each share of Series B Preferred Stock and each share of Series C Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities or property which the holder of that number of shares of Common Stock (or other securities) into which such share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall be convertible immediately prior to such event would be entitled to receive upon the occurrence of such event.

       5.7   MERGER, CONSOLIDATION AND SALE OF ASSETS.  If the Company shall at
             ----------------------------------------
any time merge or consolidate with or into another corporation (other than where the Company is the surviving corporation and there is no reclassification or change in the Common Stock or other securities into which the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock may be converted) or shall sell all or substantially all of its properties and assets to any other person, then, as a part of such merger, consolidation or sale, provision shall be made to assure that the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall thereafter be entitled to receive, upon conversion of any Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, the kind and amount of shares of stock and other securities or property of the Company, or of the successor corporation resulting from such merger, consolidation or sale, that the holders of that number of shares of Common Stock (or other securities) into which the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, as the case may be, shall be convertible

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 12

immediately prior to such merger, consolidation or sale would be entitled to receive on such merger, consolidation or sale.

       5.8   ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the
             -------------------------------------------------------
Company at any time or from time to time after the applicable Original Issue Date with respect to the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date by multiplying the applicable Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, as the case may be, then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (ii) the denominator of which is the number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be adjusted pursuant to this Section 5.8 to reflect the actual payment of such dividend or distribution.

       5.9   ADJUSTMENT OF CONVERSION PRICE.  The Conversion Price shall be
             ------------------------------
subject to adjustment from time to time upon the happening of certain events, as follows:

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 13

             5.9.1   SALE OF STOCK. If the Company issues or sells Additional
                     -------------
Shares (as defined below) (other than upon conversion of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or in a transaction or as the result of a transaction described in Sections 5.4, 5.5, 5.6, 5.7 or 5.8) at any time after the applicable Original Issue Date with respect to the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock for a consideration per share less than the Conversion Price for the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock then in effect (a "DILUTION SALE"), the Conversion Price of the
                                   -------------
Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, as the case may be, then in effect shall be adjusted to an amount obtained by multiplying the applicable Conversion Price then in effect with respect to such series by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock, which the aggregate consideration received by the Company for the total number of Additional Shares so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares so issued. For purposes of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated as if all shares of Preferred Stock had been fully converted immediately prior to such issuance of Additional Shares.

             5.9.2   ISSUE OR SALE OF COMMON STOCK EQUIVALENTS.
                     -----------------------------------------
                     5.9.2.1 For purposes of this Article Four, the following terms shall have the following definitions:

                               5.9.2.1.1   "ADDITIONAL SHARES" shall mean all
shares of Common Stock issued (or, pursuant to Section 5.9.2.2 deemed to be issued) by the Company after the applicable Original Issue Date with respect to the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock other than shares of Common Stock issued or issuable:

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 14

                                           (A) upon conversion of shares of
Preferred Stock;
                                           (B) to officers, directors or
employees of, or consultants or vendors to, the Company pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors, but not exceeding four million two hundred forty-five thousand (4,245,000) shares of Common Stock (net of any repurchases of such shares or cancellations or expirations of options), subject to adjustment for all stock dividends, subdivisions and combinations;

                                           (C) to lenders or strategic customers
or partners of the Company on terms approved by the Board of Directors pursuant to warrants or otherwise, but not exceeding one hundred twenty-five thousand (125,000) shares of Common Stock (net of any repurchases of such shares or cancellations or expirations of options or warrants), subject to adjustments for any stock dividend, subdivisions and combinations;

                                           (D) as a dividend or distribution
solely on Preferred Stock; or

                                           (E) for which adjustment of the
Conversion Price is made pursuant to Sections 5.5, 5.6, 5.7 or 5.8.

                               1.1.1.1.1   "CONVERTIBLE SECURITIES" means any
security which is directly or indirectly convertible into Common Stock.

                               1.1.1.1.2   "PARTICIPATING SECURITIES" means any
security which participates with Common Stock in dividends or upon liquidation.

                               1.1.1.1.3   "RIGHTS" means any option, warrant or
right to purchase Additional Shares, Convertible Securities or Participating Securities.

                               1.1.1.1.4   "COMMON STOCK EQUIVALENTS" means,
collectively, Convertible Securities, Participating Securities and Rights, or any of them.

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 15

                               1.1.1.1.5   "EFFECTIVE PRICE" means the quotient
obtained by dividing (i) Minimum Consideration by (ii) Maximum Shares upon Exercise.

                               1.1.1.1.6   "MAXIMUM SHARES UPON EXERCISE" means
the maximum number of shares of Common Stock issuable at any time during the term of a Common Stock Equivalent upon complete exercise or full conversion of the Convertible Securities or Rights or presently represented by Participating Securities, computed without regard to contingent adjustments to the number of shares issuable upon exercise or conversion (other than adjustments caused solely by the passage of time which increase the Maximum Shares upon Exercise). For the purpose of calculating Maximum Shares upon Exercise, the number of shares of Common Stock represented by each share of Participating Securities shall be the highest (excluding infinitely large numbers and numbers calculated by dividing by zero) of: (a) that proportion of the dividends of the Company to which a share of Participating Securities is entitled because of its right of participation compared to the proportion of dividends of the Company to which a share of Common Stock is entitled; (b) that proportion of any liquidation distribution of the Company to which a share of Participating Securities is entitled because of its right of participation compared to the proportion of any liquidation distribution of the Company to which a share of Common Stock is entitled; or (c) the maximum number of shares of Common Stock issuable upon conversion or exercise of a Participating Security at any time during the term of any Participating Security which is also a Convertible Security, upon complete conversion or exercise thereof, without regard to contingent adjustments to the number of shares issuable upon exercise or conversion (other than adjustments caused solely by the passage of time which increase Maximum Shares upon Exercise).

                               1.1.1.1.7   "MINIMUM CONSIDERATION" means the
minimum aggregate consideration payable at any time for the purchase of the Common Stock Equivalents and, during the term of the Common Stock Equivalents, upon complete exercise or full conversion of the Common Stock Equivalents

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 16

computed without regard to contingent adjustments to exercise or conversion price (other than adjustments caused solely by the passage of time which reduce Minimum Consideration).

                     1.1.1.2 The issue or sale of Common Stock Equivalents for an Effective Price less than the Conversion Price then in effect shall be a Dilution Sale and the Conversion Price shall be adjusted as set forth in Section
5.9.1 hereof provided that for the purposes of such adjustment: (a) the consideration received for such Dilution Sale shall be the product of (i) Effective Price and (ii) Maximum Shares upon Exercise; and (b) the number of shares issued in the present Dilution Sale shall be the Maximum Shares upon Exercise.

                     1.1.1.3 If the Company has issued Convertible Securities or Rights causing an adjustment to the Conversion Price pursuant to this Section 5.9, and said Convertible Securities or Rights subsequently expire without being converted or exercised, by reason of lapse of time or otherwise, and (except payment of the principal, interest and a reasonable prepayment premium or the redemption price and a reasonable redemption premium in the case of a convertible note or Preferred Stock voluntarily paid or redeemed by the Company, respectively) without payment of any kind or nature to, or for the benefit of, any present or prior holder of the Convertible Securities or Rights by any party in connection with such Convertible Securities or Rights, then, and in such event, the Conversion Price shall be recalculated and adjusted in accordance with Section 5 hereof as if such Convertible Securities or Rights had never been issued, but taking into account all events which would have been Dilution Sales if such Convertible Securities or Rights are disregarded; provided, however, that this Section 5.9.2.3 shall not have any effect on any conversion of Preferred Stock prior to the expiration date of such expired Convertible Securities or Rights.

             1.1.2   DILUTION IN CASE OF OTHER STOCK OR SECURITIES.  In case any
                     ---------------------------------------------
securities, other than Common Stock of the Company, shall at the time be receivable by any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock upon the conversion of such series, and in case any additional shares of such securities or any securities convertible into or exchangeable for such securities shall be

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 17

issued or sold for a consideration such as to dilute the conversion rights of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, as the case may be, then, and in each such case, the Conversion Price with respect to such series shall be adjusted substantially in the manner provided in this Section 5 so as to protect the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock against the effect of such dilution.

             1.1.3   DETERMINATION OF VALUE OF NON-CASH CONSIDERATION.  Upon any
                     ------------------------------------------------
issue or sale for consideration other than cash, or consideration part of which is other than cash, of any Additional Shares, Common Stock Equivalents or other securities, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board. In case any Additional Shares or Common Stock Equivalents shall be issued or sold together with other securities or assets of the Company for a consideration which covers both, the consideration for the issue or sale of such Common Stock or Common Stock Equivalents shall be deemed to be the portion of such consideration allocated thereto in good faith by the Board.

       1.2   TIME OF ADJUSTMENTS TO CONVERSION PRICE.
             ---------------------------------------

             1.2.1 All adjustments to Conversion Price, unless otherwise specified herein, shall be effective as of the earlier of:

                     1.2.1.1 the date of issue of the security causing the adjustment;
                     1.2.1.2 the date of sale of the security causing the adjustment;
                     1.2.1.3 the effective date of a division or combination of shares; or

                     1.2.1.4 the record date of any action of holders of the Company's capital stock of any class taken for the purpose of dividing or combining shares or entitling stockholders to receive a distribution or dividends payable in Common Stock or Common Stock Equivalents.

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 18

             1.2.2 If the Company shall issue Common Stock Equivalents with different Effective Prices and such Common Stock Equivalents would under this
Section 5 require multiple adjustments to the Conversion Price with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock on the same day, then the Conversion Price with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be adjusted seriatim for each type of Common Stock Equivalent with a different Effective Price, adjusting the Conversion Price with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock first for the Common Stock Equivalent with the highest Effective Price, followed by the adjustment for the Common Stock Equivalent with the next highest Effective Price and so on until all adjustments to the Conversion Price with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock have been made.

       1.3   NOTICE OF ADJUSTMENTS. In each case of an adjustment or
             ---------------------
readjustment of a Conversion Price, the Company at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment or readjustment and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares or Common Stock Equivalents issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the adjusted Conversion Price. The Company shall promptly mail a copy of each such certificate to each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock affected by such adjustment. The Company shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth such adjustment or readjustment, the Conversion Price at the time in effect and the number of shares of Common Stock and the amount, if any, of other property which at the time would be

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 19

received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

       1.4   DURATION OF ADJUSTED CONVERSION PRICE.  Following each adjustment
             -------------------------------------
of the Conversion Price with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock such adjusted Conversion Price shall remain in effect until further adjustment of such Conversion Price hereunder.

       1.5   MINIMUM ADJUSTMENT.  No adjustment of a Conversion Price shall be
             ------------------
made in an amount less than One Cent ($0.01) per share (subject to appropriate adjustments for stock splits and stock dividends, and provided that at such time as events causing adjustments accumulating One Cent ($0.01) or more have occurred adjustments to Conversion Price shall be made), and no adjustment of a Conversion Price shall have the effect of increasing a Conversion Price above such Conversion Price in effect immediately prior to such adjustment (except for the upward adjustments provided in Sections 5.5, 5.8 and 5.9).

      1.6    NOTICES OF RECORD DATE.  In the event of any reclassification of or
             ----------------------
other change in the capital stock of the Company or any merger or consolidation of the Company, transfer of all or substantially all of the assets of the Company to any other person or voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, at least sixty (60) days prior to the record date of such event a notice specifying the date on which such event is expected to become effective and the time, if any, that is to be fixed as to when the holders of record of shares of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such event.

      1.7    FRACTIONAL SHARES.  No fractional shares of Common Stock shall be
             -----------------
issued upon conversion of Shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. The number of shares of Common Stock to which a holder of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled shall be based on the aggregate number of shares of Series A

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 20

Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then being converted by such holder and the number of shares of Common Stock issuable upon such aggregate conversion. In lieu of any fractional share to which such holder would otherwise be entitled, the Company shall pay cash equal to the fair market value of such fraction based on the fair market value of one (1) share of Common Stock on the date of conversion, as determined in good faith by the Board.

       1.8   RESERVATION OF STOCK ISSUABLE UPON CONVERSION.  The Company shall
             ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other securities into which the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock may be converted) solely for the purpose of effecting the conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, such number of its shares of Common Stock (or such other securities) as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock (or such other securities) shall not be sufficient to effect the conversion of all the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or such other securities) to such number of shares as shall be sufficient for such purpose.

       1.9   STATUS OF CONVERTED STOCK.  In case any shares of Series A
             -------------------------
Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be converted pursuant hereto, the shares so converted shall be canceled and the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall he reduced accordingly.

       1.10  WAIVER OF ADJUSTMENT OF CONVERSION PRICE.
             ----------------------------------------

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 21

             1.10.1 Notwithstanding anything herein to the contrary, the operation of, and any adjustment of the Conversion Price pursuant to, this
Section 5, may be waived with respect to any specific share or shares of Preferred Stock, either prospectively or retroactively and either generally or in a particular instance by a writing executed by the registered holder of such share or shares. Any waiver pursuant to this Section 5.18 shall bind all future holders of shares of Preferred Stock for which such rights have been waived. In the event that a waiver of adjustment of Conversion Price under this Section
5.18 results in different Conversion Prices for shares of the same series of Preferred Stock, the Secretary of the Company shall maintain a written ledger identifying the Conversion Price for each share of such series of Preferred Stock. Such information shall be made available to any person upon request. For the purposes of Section 5.18, if different shares of the same series of Preferred Stock have more than one Conversion Price as a result of a waiver of adjustment of the Conversion Price under this Section 5.18, the Conversion Price for triggering any future adjustment of the Conversion Price of shares of such series of Preferred Stock which have not had such adjustment waived shall be the lowest Conversion Price in effect with respect to shares of such series of Preferred Stock.

             1.10.2 Each holder of Preferred Stock agrees that in the event that:

                     1.10.2.1 the Company shall give a holder of Preferred Stock twenty calendar day's notice of the Company's intent to make a Dilution Sale together with the terms and conditions of such Dilution Sale, and

                     1.10.2.2 the Company shall offer to sell to such holder, at the same price per share as in the Dilution Sale, that portion (a "PRO RATA
                                                                   --------
PORTION") of such Dilution Sale which equals the proportion that the number of
-------
shares of Common Stock issuable upon conversion of the Preferred Stock then held by such holder bears to the total number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock then outstanding, or such lesser portion as the Company may specify in writing, and

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 22


                     1.10.2.3 such holder fails to tender to the Company, other than at the written request of the Company, the purchase price of such holders' Pro Rata Portion (or such lessor portion as the Company may specify in writing) of such Dilution Sale on the scheduled closing of such Dilution Sale (which shall not be less than 20 days after the written notice provided in 5.18.2.1. above), then no adjustment of the Conversion Price shall be made with respect to such Dilution Sale (other than adjustments made prior to the time of such Dilution Sale), and any future adjustment with respect to future Dilution Sales shall be deemed waived, with respect to the shares of Preferred Stock then held of record by such holder.

             1.10.3 In the event the provisions of this Section 5.18 result in more than one Conversion Price for the same series of Preferred Stock, the Secretary of the Company shall keep a written ledger identifying the Conversion Price in effect for each share of such series of Preferred Stock outstanding, which information shall be made available to any person upon request.

             1.10.4 The waiver of adjustment of Conversion Price provided for in this Section 5.18 shall bind any transferee of shares of Preferred Stock. Each holder of Preferred Stock agrees that prior to transferring any shares of Preferred Stock to any person or entity such holder will ensure that such transferee shall have delivered to the Company a written acknowledgement of the provisions of this Section 5.18.

        1.11 NO IMPAIRMENT.  The Company will not, by amendment of its
             -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 23

  2.   RESTRICTIONS AND LIMITATIONS.
       ----------------------------

       2.1   RESTRICTIONS.  At all times that any shares of Series A Preferred
             ------------
Stock and/or the Series B Preferred Stock and/or Series C Preferred Stock are outstanding, the Company shall not, and shall not permit any Subsidiary to, without the approval by vote or written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding, voting together as a single class on an as converted basis:

             2.1.1 Purchase, redeem or otherwise acquire (or pay into, or set aside for, a sinking fund for such purpose) any Common Stock or any other equity security; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers, employees or consultants of the Company, or any Subsidiary, pursuant to agreements under which the Company has the option, but not the obligation, to repurchase such shares (at cost) upon the occurrence of certain events, including termination of employment.

             2.1.2 Increase the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock.

             2.1.3 Authorize or issue, or obligate itself to issue, any equity security, including any other security convertible into or exercisable for any equity security, senior to, or on a parity with, the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock as to dividend, liquidation preferences, redemption rights, voting rights or otherwise.

             2.1.4   Effect any Acquisition or Asset Sale.

             2.1.5 Effect any recapitalization or reorganization of the Capital Stock of the Company.

       2.2   AMENDMENTS TO CERTIFICATE.  The Company shall not amend its
             -------------------------
Certificate of Incorporation without the approval by vote or written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 24

then outstanding, voting together as a single class on an as converted basis, if such amendment would increase the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or change any of the rights, preferences or privileges of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or limitations provided herein for the benefit of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. Without limiting the generality of the preceding sentence, the Company will not amend its Certificate of Incorporation without the approval by vote or written consent of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding, voting together as a single class on an as converted basis if such amendment would:

             2.2.1 Reduce the amount payable to the holders of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as compared to the rights upon liquidation of the holders of any other capital stock of the Company;

             2.2.2 Make the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock redeemable at the option of the Company;

             2.2.3 Cancel or modify the Conversion Rights provided in Section 5 hereof.

       2.3   VOTING RIGHTS.  For purposes of this Section 6, each share of
             -------------
Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to that number of votes set forth in Section 4.

       2.4   ADDITIONAL RESTRICTIONS.
             -----------------------

             2.4.1 At all times that any shares of Series A Preferred Stock are outstanding, the Company shall not, and shall not permit any Subsidiary to, without the approval by vote or written consent of the

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 25

holders of at least a majority of the Series A Preferred Stock then outstanding, voting as a separate class on an as converted basis:

                     2.4.1.1 increase the authorized number of shares of Series A Preferred Stock.

                     2.4.1.2 authorize or issue or obligate itself to issue, any equity security senior to or on a parity with the Series A Preferred Stock as to dividend, liquidation preference, redemption rights, voting rights or otherwise.

                     2.4.1.3 alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock.

             2.4.2 At all times that any shares of Series B Preferred Stock are outstanding, the Company shall not, and shall not permit any Subsidiary to, without the approval by vote or written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Series B Preferred Stock then outstanding voting as a separate class on an as converted basis:

                     2.4.2.1 increase the authorized number of shares of Series B Preferred Stock.

                     2.4.2.2 authorize or issue, or obligate itself to issue, any equity security senior to or on a parity with the Series B Preferred Stock as to dividend, liquidation preferences, redemption rights voting rights or otherwise.

                     2.4.2.3 alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock.

             2.4.3 At all times that any shares of Series C Preferred Stock are outstanding, the Company shall not, and shall not permit any Subsidiary to, without the approval by vote or written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Series C Preferred Stock then outstanding voting as a separate class on an as converted basis:

                     2.4.3.1 increase the authorized number of shares of Series C Preferred Stock.

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 26

                     2.4.3.2 authorize or issue, or obligate itself to issue, any equity security senior to or on a parity with the Series C Preferred Stock as to dividend, liquidation preferences, redemption rights voting rights or otherwise.

                    2.4.3.3 alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock.

  3.   CONSTRUCTION.  A reference in this Article Four to any Section shall
       ------------
mean a Section of this Article Four and shall include a reference to every Section the number of which begins with the number of the Section to which reference is specifically made.

  FIVE: The Board of Directors of the Company is expressly authorized to make, alter or repeal bylaws of the corporation but the Stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

  SIX:   Elections of directors need not be by written ballot except to the extent provided in the bylaws of the Company.

  SEVEN: The Company shall have a perpetual existence.

  EIGHT: A.  EXCULPATION.  A director of the Company shall not be personally
             -----------
liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation law is hereafter amended to further reduce or to authorize, with the approval of the Company's stockholders, further reductions in the liability of the Company's directors for breach of fiduciary duty, then a director of the Company shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 27

         B.    INDEMNIFICATION.  To the extent permitted by applicable law, this
               ---------------
Company is also authorized to provide indemnification of (and advancement of expenses to) agents (and any other persons to which Delaware law permits this Company to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders, and others.

         C.    EFFECT OF REPEAL OR MODIFICATION.  Any repeal or modification of
               --------------------------------
any of the foregoing provisions of this Article Eight shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Company with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Second Amended and Restated
Certificate of Incorporation
of VeriSign, Inc.
Page 28

     IN WITNESS WHEREOF, the Second Amended and Restated Certificate of Incorporation of VeriSign, Inc. has been signed and attested as of this 14th day of November, 1996.


                                     /s/ Stratton Sclavos
                                     ---------------------------------
                                     Stratton Sclavos, President

ATTEST:



/s/ Timothy Tomlinson
---------------------------------
Timothy Tomlinson, Secretary



                [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION]